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                                  Exhibit 23

INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Post-Effective Amendment No. 3 to Registration Statement No. 33-01052 of American Electric Power Company, Inc. on Form S-8 and Post-Effective Amendment No. 3 to Registration Statement No. 33-01734 of American Electric Power Company, Inc. on Form S-3 of our reports dated February 22, 2000 (March 3, 2000 as to Note 7), appearing in and incorporated by reference in this Annual Report on Form 10-K of American Electric Power Company, Inc. for the year ended December 31, 1999.

Deloitte & Touche LLP
Columbus, Ohio
March 24, 2000